Joint Filer Information

Name:                      Rule Family Trust u/d/t 12/17/98

Address:                   c/o Global Resource Investments Ltd.
                           7770 El Camino Real
                           Carlsbad, CA 92009

Designated Filer:          Arthur Richards Rule

Issuer and Ticker
   Symbol:                 Vista Gold Corp. (VGZ)

Date of Event
Requiring Statement:       5/20/03

Signature:                 Rule Family Trust u/d/t 12/17/98

                           By: /s/ Keith Presnell
                               ----------------------------------------
                               Keith Presnell, Attorney-in-Fact for
                                      Arthur Richards Rule, Trustee

Additional Explanation of Responses:

Rule Family Trust is a revocable trust established by the Reporting Person.